Exhibit 99.1

July 18, 2023

Split-Off of Atlanta Braves Holdings and Reclassification of Tracking Stock Approved at Liberty Media’s Special Meeting of Stockholders

ENGLEWOOD, Colo.—(BUSINESS WIRE)—Liberty Media Corporation (“Liberty Media”) (Nasdaq: LSXMA, LSXMB, LSXMK, FWONA, FWONK, BATRA, BATRK) and Atlanta Braves Holdings, Inc. (“Atlanta Braves Holdings”) announced today that, at Liberty Media’s virtual special meeting of stockholders held on July 17, 2023 at 10:30 a.m. M.T., the holders of Liberty Media common stock approved the previously announced split-off (the “Split-Off”) of Atlanta Braves Holdings, which will be the owner of the Atlanta Braves Major League Baseball Club and its associated real estate development project, and the previously announced reclassification of Liberty Media’s existing common stock and the creation of the new Liberty Live common stock (the “Reclassification”).

Split-Off of Atlanta Braves Holdings

Assuming all other conditions to the Split-Off are satisfied or waived, as applicable, at 5:00 p.m., New York City time, on July 18, 2023, Liberty Media will redeem, on a one-for-one basis, each outstanding share of Liberty Braves common stock in exchange for one share of the corresponding series of Atlanta Braves Holdings common stock. Following the effectiveness of the Split-Off, Liberty Media expects that Atlanta Braves Holdings will have  approximately 10.3 million shares of Atlanta Braves Holdings Series A common stock, 981 thousand shares of Atlanta Braves Holdings Series B common stock and 50.4 million shares of Atlanta Braves Holdings Series C common stock (including 8.6 million shares of Atlanta Braves Holdings Series C common that will be issued in connection with the settlement and extinguishment of the Braves Group intergroup interests attributed to the Liberty SiriusXM Group and the Formula One Group in the aggregate) outstanding as of the Split-Off.

Liberty Media and Atlanta Braves Holdings have been advised by Nasdaq that the shares of Atlanta Braves Holdings Series A and Series C common stock have been approved for listing on the Nasdaq Stock Market under the ticker symbols “BATRA” and “BATRK” and advised by the OTC Markets that the shares of Atlanta Braves Holdings Series B common stock have been approved for quotation on the OTC Markets under the ticker symbol “BATRB.” Liberty Media expects that Atlanta Braves Holdings Series A and C common stock will begin trading on the Nasdaq Stock Market and Atlanta Braves Holdings Series B common stock will begin quotation on the OTC Markets on July 19, 2023.

Reclassification

Additionally, assuming all other conditions to the Reclassification are satisfied or waived, as applicable, at 5:00 p.m., New York City time, on August 3, 2023, each outstanding share of Liberty SiriusXM common stock will be reclassified into one share of the corresponding series of new Liberty SiriusXM common stock and 0.2500 of a share of the corresponding series of Liberty Live common stock, and each outstanding share of Liberty Formula One common stock will be reclassified into one share of the corresponding series of new Liberty Formula One common stock and 0.0428 of a share of the corresponding series of Liberty Live common stock.

Liberty Media expects to receive all necessary approvals from Nasdaq with respect to the listing of shares of new Liberty SiriusXM common stock, new Liberty Formula One Series A and Series C common stock and Liberty Live Series A and Series C common stock on the Nasdaq Stock Market, for new Liberty SiriusXM common stock and new Liberty Formula One common stock, under the same ticker symbols as prior to the Reclassification, and for Liberty Live common stock, under the ticker symbols “LLYVA” and “LLYVK” (subject to any temporary trading symbols that may be required by Nasdaq to be announced at a later date as applicable). Liberty Media also expects to receive all necessary approvals from the OTC Markets with respect to the quotation of shares of new Liberty Formula One Series B common stock and Liberty Live Series B common stock on the OTC Markets under the ticker symbols “FWONB” and “LLYVB,” respectively. Liberty Media expects that shares of new Liberty SiriusXM common stock, new Liberty Formula One Series A and Series C common stock and Liberty Live Series A and Series C common stock will begin trading on the Nasdaq Stock Market, and shares of new Liberty Formula One Series B common stock and Liberty Live Series B common stock will begin quotation on the OTC Markets on August 4, 2023.

Formula One Distribution

Liberty Media today announced that, assuming all other conditions are waived or satisfied, as applicable, following completion of the Split-Off, at 5:00 p.m., New York City time, on July 19, 2023 (“the distribution date”), Liberty Media will distribute approximately 6.8 million shares of Atlanta Braves Holdings Series C common stock used to settle the Braves Group intergroup interest attributed to the Formula One Group (the “Formula One Distribution Shares”) to holders of Liberty Formula One common stock in connection with the Split-Off (the “Formula One Distribution”). The Formula One Distribution will occur at 5:00 p.m., New York City time, on July 19, 2023 (the “distribution date”). The Formula One Distribution Shares will be distributed on a pro rata basis to holders of record of Liberty Formula One common stock as of 5:00 p.m., New York City time, on July 13, 2023 (the “record date”); provided that with respect to holders of Liberty Formula One common stock who hold such shares in “street name” through a broker, bank or other nominee, such holders must hold their shares of Liberty Formula One common stock on the distribution date to receive the Formula One Distribution Shares.

Nasdaq has determined that the ex-dividend date for the Formula One Distribution will be July 20, 2023, which is the first trading date following the distribution date. As a result of “due bill” trading procedures, it is expected that those persons acquiring shares of Liberty Media's Series A, Series B and Series C Liberty Formula One common stock in the market and continuing to hold such shares through July 19, 2023 will be entitled to receive their pro rata portion of the Formula One Distribution Shares in the Formula One Distribution. Each holder of a share of Liberty Formula One common stock will receive 0.028960604 of a share of Atlanta Braves Holdings Series C common stock for each share of Liberty Formula One common stock. Cash will be paid in lieu of fractional Formula One Distribution Shares. Holders of Liberty Formula One common stock should contact their broker or other nominee for additional details or questions regarding cash in lieu payments.

Liberty Media previously announced that the shares of Liberty Formula One common stock are subject to a “chill” with respect to any depositary or withdrawal services through the Depository Trust Company, which commenced as of 5:00 p.m., New York City time, on the record date and will end as of 5:00 p.m., New York City time, on the distribution date.

Forward-Looking Statements

This communication includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including certain statements relating to the completion of the proposed Split-Off, Formula One Distribution and Reclassification and the proposed trading of Atlanta Braves Holdings common stock and Liberty Media common stock. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. These forward-looking statements generally can be identified by phrases such as “possible,” “potential,” “intends” or “expects” or other words or phrases of similar import or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” “could,” or similar variations. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, the satisfaction of all other conditions to the proposed Split-Off, Formula One Distribution and Reclassification. These forward-looking statements speak only as of the date of this communication, and Liberty Media expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Media’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty Media, including its Registration Statement on Form S-4 (File No. 333-268921), as amended, and its most recent Forms 10-K and 10-Q, as such risk factors may be amended, supplemented or superseded from time to time by other reports Liberty Media subsequently files with the SEC, for additional information about Liberty Media and about the risks and uncertainties related to Liberty Media’s business which may affect the statements made in this communication.

Additional Information

Nothing in this communication shall constitute a solicitation to buy or an offer to sell shares of common stock of Liberty Media or Atlanta Braves Holdings. The proposed offer and issuance of shares of common stock of Liberty Media or Atlanta Braves Holdings, as applicable, in the Split-Off, the Formula One Distribution and Reclassification will be made only pursuant to each company’s respective effective registration statement. Liberty Media stockholders and other investors are urged to read the registration statements, including the joint proxy statement/prospectus forming a part thereof regarding the Split-Off, Reclassification and Formula One Distribution, and any other relevant documents filed as exhibits therewith, as well as any amendments or supplements to those documents, because they will contain important information about the Split-Off, the Reclassification and the Formula One Distribution. Copies of these SEC filings are available free of charge at the SEC’s website (http://www.sec.gov). Copies of the filings together with the materials incorporated by reference therein will also be available, without charge, by directing a request to Liberty Media Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112, Attention: Investor Relations, Telephone: (877) 772-1518.

Participants in a Solicitation

Liberty Media and Atlanta Braves Holdings and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of proposals relating to the Split-Off and Reclassification. Information regarding the directors and executive officers of Liberty Media and Atlanta Braves Holdings and other participants in the proxy solicitation and a description of their respective direct and indirect interests, by security holdings or otherwise, are available in the definitive proxy materials with respect to the Split-Off and Reclassification filed with the SEC. Investors should read the joint proxy statement/prospectus carefully before making any voting or investment decisions. Free copies of these proxy materials from Liberty Media may be obtained as indicated above.

About Liberty Media Corporation

Liberty Media Corporation operates and owns interests in a broad range of media, communications and entertainment businesses. Those businesses are attributed to three tracking stock groups: the Liberty SiriusXM Group, the Braves Group and the Formula One Group. The businesses and assets attributed to the Liberty SiriusXM Group (NASDAQ: LSXMA, LSXMB, LSXMK) include Liberty Media Corporation’s interests in SiriusXM and Live Nation Entertainment. The businesses and assets attributed to the Braves Group (NASDAQ: BATRA, BATRK) include Liberty Media Corporation’s subsidiary Braves Holdings, LLC. The businesses and assets attributed to the Formula One Group (NASDAQ: FWONA, FWONK) consist of all of Liberty Media Corporation’s businesses and assets other than those attributed to the Liberty SiriusXM Group and the Braves Group, including its subsidiary Formula 1 and other minority investments.

About Atlanta Braves Holdings, Inc.

Atlanta Braves Holdings, Inc. is currently a wholly owned subsidiary of Liberty Media Corporation. Upon completion of the Split-Off, Atlanta Braves Holdings, Inc. will be an independent, publicly traded company and its principal assets will consist of 100% of the ownership and voting interest in Braves Holdings, LLC, which is the owner and operator of the Atlanta Braves Major League Baseball Club and the mixed-use real estate development, The Battery Atlanta, and is the operator of the Atlanta Braves Major League Baseball Club’s stadium, Truist Park.

Liberty Media Corporation Shane Kleinstein, 720-875-5432 Source: Liberty Media Corporation	Atlanta Braves Holdings, Inc. Shane Kleinstein, 720-875-5432 Source: Atlanta Braves Holdings, Inc.